                                                                   EXHIBIT 23.1


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Stock Option Plan and the 1996 Directors' Stock Option Plan of Geron Corporation of our report dated February 12, 1999 with respect to the financial statements of Geron Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Securities and Exchange Commission.

                                       ERNST & YOUNG LLP

                                      /s/ Ernst & Young LLP
                                      ---------------------

Palo Alto, California
December 22, 1999